STATE OF NEVADA

ROSS MILLER Secretary of State	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE
SECRETARY OF STATE

Certified Copy

March 7, 2013

Job Number:	C20130307-1576
Reference Number:	00003838031-56
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20060547680-48	Articles of Incorporation	2 Pages/1 Copies
20110332560-53 20130137834-62	Amended & Restated Articles Amendment	5 Pages/1 Copies 1 Pages/1 Copies

Certified By: Christine Rakow Certificate Number: C20130307-1576 You may verify this certificate online at http://www.nvsos.gov/	Respectfully, ROSS MILLER Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4599 (775) 684 5708 Website: www.nvsos.gov

	Filed in the office of Dean Heller Secretarv of State State of Nevada	Document Number 20060547680-48
ARTICLES OF INCORPORATION (PURSUANT TO NRS 78)		Filing Date and Time 08/25/2006 8:37AM
Entity Number E0640692006-5

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name Of Corporation:	Rohat Resources, Inc.
2. Resident Agent	National Corporate Research, Ltd.
Name and Street Address:	Name
Must be a	202 South Minnesota Street		Carson City		Nevada		89703
nevada address where	Street Address		City		State		Zip Code
process may be served)
	Optional Mailing Address		City		State		Zip Code
3. Shares:
(Number of Shares	Number of Shares	100,000,000	Common Preferred		Number of shares
Corporation	with par value:	10,000,000	Per value. $	.001	without par value	n/a
authorized to issue)
4 Names & Addresses	1.		Delara Hussaini
of Board of	Name
Directors/ Trustees:	2025 Graveley st.		Vancouver		BC		V6C-1V5
(attach additional page if	Street Address		City		State		Zip Code
there is more than 3
directors/trustees)	2.		Angela Hussaini
Name
	109-8120 Bennett Road		Richmond		BC		V6Y-1N5
	Street Address		City		State		Zip Code

3.
Name

	Street Address		City		State		Zip Code
5. Purpose:	The purpose of this Corporation shall be:
(Optional - see instructions.
6. Names, Address	Kristin J. Angelino				/s/ Kristin J. Angelino
and Signature of Incorporator:	Name				Signature
(attach additional page if	600 Lexington Ave., 9th Floor		New York		NY		10022
there is more than 1	Address		City		State		Zip Code
incorporator)
7. Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of Appointment of
Resident Agent:					8/25/06
	Authorized Signature of R.A or On Behalf of R.A Company				Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form 78 ARTICLES, 2003
Revised on: 10/04/05

Exhibit A

Addendum to Certificate of Incorporation of Rohat Resources, Inc.(the "Company")

3.        The 10,000,000 shares of the Company's preferred stock shall have such voting powers, designations, preferences, limitations, restrictions and relative rights as shall be determined by the Board of Directors in a resolution.

                                                                                                       *090501*
Ross Miller Secretary of State 206 North Carson Street Carson City, Nevada 89701-4599 (775) 684 5708 Website: www.nvsos.gov

	Filed in the office of Dean Heller Secretary of State State of Nevada	Document Number 2011-0332560-53
Certificate to Accompany Restated Articles or		Filing Date and Time 05/02/2011 3:01 PM
Amended and Restated Articles (Pursuant to NRS)		Entity Number E0640692006-5

USE BLACK INK ONLY· DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

This Form Is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221,87A, 88.355 or 8BA.250)
(This form Is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited Liability
Companies, Certificates of Limited Partnership,Llmlted·Liablllty Limited Partnerships end Business Trusts)

1.	Name of Nevada entity as last recorded in this office:

Rohat Resources, Inc.

2.	The articles are: (mark only one box) ☐ Restated ☒Amended and Restated
Please entitle your attached articles "Restated" or "Amended and Restated", accordingly.

3.	Indicate what changes have been made by checking the appropriate box:*
	☐	No amendments: articles are restated only and are signed by an offices of corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

	☒	The entity name has been amended.

	☐	The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

	☐	The purpose of the entity has been amended.

	☒	The authorized shares have been amended.

	☐	The directors, managers or general partners have been amended.

	☐	IRS tax language has been added.

	☒	Articles have been added.

	☒	Articles have been deleted.

	☐	Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above Information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Restated Articles Revised: 10-16-09

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
ROHAT RESOURCES, INC.

    I, the undersigned Secretary of Rohat Resources, Inc., a Nevada corporation, do hereby certify that:

1. Effective May 17, 2011, the Articles of Incorporation of this Corporation are amended and restated to read in full as follows:

ARTICLE I
NAME AND OFFICES
Section 1.  Name.  The name of the Corporation is MY Group, Inc.

Section 2.    Offices.  The Corporation may maintain offices for the transaction of any business at such places within or outside of the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders may be held outside the State of Nevada with the same effect as if held in the State of nevada.
Section 3.  Registered  Agent.  The name and address of the registered agent for the Corporation is Empire Stock Transfer Inc., 1859 Whitney Mesa Drive, Henderson, Nevada 89014.

ARTICLE II
PURPOSE

The Corporation is organized for the purpose of engaging in any lawful act or activity, within or outside of the State of Nevada, for which a corporation may be organized under the Nevada Revised Statutes other than the insurance, banking or trust company businesses.

ARTICLE III
CAPITAL STOCK

Section 1.    Number.  The aggregate number of shares which this Corporation shall have authority to issue is: Five Hundred Fifty million (50,000,000) shares of $0.001 par value each, of which Five Hundred Million (500,000,000) shares shall be designated "Common Stock", and Fifty Million (50,000,000) shares shall be designated "Preferred Stock". The Preferred Stock may be issued in one or more series at the discretion of the Board of Directors.

Section 2.    Classes and Series of Stock. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights,  redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix  the number of shares  constituting any such  series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the  adoption  of the  resolution or  resolutions originally  fixing  the number of shares of such series.  All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statutes.

Section  3.  Dividends. The holders of the outstanding capital stock shall be entitled to receive, when and as declared by the Board of Directors, solely out of the unreserved and unrestricted  earned  surplus  of  the  Corporation,  dividends  payable  either  in  cash, in property, or in shares of the capital stock of the Corporation.

Section 4.  Voting.  Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of stockholders.  Cumulative  voting shall not be allowed  in the election of directors of the Corporation.  A majority of the shares  of  Common  Stock  entitled  to  vote,  represented  in  person  or  by  proxy, shall constitute a quorum at a meeting of stockholders.  Except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statutes, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

ARTICLE IV
REGULATION OF INTERNAL AFFAIRS
Section 1.    Meetings of Stockholders. Meetings of the stockholders of the Corporation may be held  in such  place, either within or without  the State of Nevada, as may be provided in the Bylaws.  In the absence of any such provision, all meetings shall be held at the registered office of the Corporation.

Section  2.   Meetings of  Directors.  Meetings   of  the  Board ·   of  Directors   of  the Corporation, regular or special, may be held either within or without the State of Nevada.

Section  3.  Bylaws.  The Bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter,  amend or repeal the Bylaws, or to adopt new Bylaws, shall be vested in the Board of Directors, except that the Board of Directors may not alter, amend or repeal Bylaws provisions that are specifically authorized or approved by a vote of the stockholders of the Corporation. The Bylaws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with the laws of Nevada or these Articles of Incorporation.

Section 4.    Interest  of Directors in Contracts.  Any contract or other action between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested,  or  between  the  Corporation  or  association  of  which  one  or  more of  its directors are stockholders, members, directors, officers or employees, or in which they are interested,  shall  be  valid for  all  purposes, notwithstanding  the  presence  of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such  contract  or transaction  by a vote of a majority of directors  present, such interest of director or directors to be counted in determining whether a quorum is present, but not to be counted  in calculating the majority necessary  to carry such  vote. This section shall not be construed to invalidate any contract or any transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 5.    Amendment  to Article  of Incorporation. The Corporation  reserves the right from time to time to amend, alter, or repeal, or to add any provision to its Articles of Incorporation, in the manner prescribed by the Nevada Revised Statutes.

Section 6.   Compensation  of Directors. The Board of Directors is authorized to make provision for reasonable compensation to its members for their services as directors and to fix the basis and conditions upon which this compensation shall be made,  Any director may also serve in the Corporation in any capacity and receive compensation therefor in any form.

Section 7.   Number of Directors. The number of directors of the Corporation shall be as set forth in the Bylaws. Subject to this limitation, the number of directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

ARTICLE V
INDEMNIFICATION

Section  1.   Elimination  of  Liability. To the  maximum  extent  permitted  under the Nevada Revised Statutes, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for damages arising as a result of any act or failure to act in his capacity as a director or officer of the Corporation.

Section  2.   Mandatory  Indemnification.  The  Corporation  shall,  to  the  maximum extent and in the manner permitted by Nevada law, indemnify each of its directors and officers against  expenses  (including  attorneys fees), judgments,  fines,  settlements and other  amounts  actually  and  reasonably  incurred  in connection  with any  proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this paragraph, a director or officer of the Corporation includes any person

(i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or  other  enterprise, or  (iii) who  was a  director or  officer of  a. corporation which was  a  predecessor corporation of  the  Corporation or  of another enterprise at the request of such predecessor corporation.

Section 3.    Indemnification; Mandatory   Payment  of  Expenses. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon and subject to the receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Section 4.    Effect of Amendment  or Repeal.  Any amendment to or repeal of any of the provisions in this Article V shall only be prospective and shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

*	*	*	*	*

2.           The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors.

3.            The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of  stockholders in accordance with Sections 78.385, 78.390 and 78.403 of the Nevada Revised Statutes. As of the date of such approval, the total number of outstanding shares of Common Stock of the Corporation was 6,487,500 of which 5,237,297 shares were voted in favor of the Amended and Restated Articles of Incorporation. The number of shares voted in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required under applicable law and the Articles of Incorporation in effect at the time of this amendment was more than fifty percent (50%) of the outstanding shares of Common Stock.

EXECUTED this 2nd day of May 2011.

/s/ Kok Cheang Lim
Name: Kok Cheang Lim
Title: Secretary

                                                                                                           *090201*
Ross Miller Secretary of State 206 North Carson Street Carson City, Nevada 89701-4599 (775) 684 5708 Website: www.nvsos.gov

	Filed in the office of Dean Heller Secretary of State State of Nevada	Document Number 20130137834-62
Certificate of Amendment (Pursuant to NRS 78.385 AND 78.9390)		Filing Date and Time 02/27/2013 5:57 PM
Entity Number E0640692006-5

USE BLACK INK ONLY· DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

MY Group, Inc.

2. The articles have been amended as follows: (provide article numbers,  if available)

Section  1 of Article I is restated as follows:
"The name of the Corporation  is Royale Group Holding, Inc."

Section 1 of Article III is restated as follows: "The aggregate number of shares which this Corporation  shall have authority to issue is: Three Billion Five Hundred Million (3,500,000,000) shares, $0.001 par value each, of which Three Billion (3,000,000,000)
shares  shall be designated "Common  Stock", and Five Hundred Million (500,000,000) shares shall be designated "Preferred  Stock".  The Preferred Stock may be issued in one or more series at the discretion of the Board of Directors."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
January 11,2013

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

*If an   proposed amendment  would alter or change  any preference or any relative or other right given to any class or series of outstanding  shares, then the amendment  must be approved by the vote, In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment  regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must .be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 8-31-11